UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

INTEGRATED CANNABIS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56291	90-1505708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6810 North State Road 7

Coconut Creek, Florida 33073

(Address of principal executive offices)(Zip Code)

(954) 906-0098

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Integrated Cannabis Solutions, Inc. is referred to herein as “we”, “our”, or “us”.

INTRODUCTORY AND EXPLANATORY NOTE

This Current Report on Form 8-K/A (Amendment Number 2) amends and supplements our  Current Report on Forms 8-K filed with the Securities and Exchange Commission on September 1, 2021 describing the September 1, 2021 Acquisition Agreement described immediately below:

September 1, 2021 Acquisition Agreement

On September 1, 2021, Integrated Holdings Solutions, Inc. (“IHS’ or “Buyer’)), our wholly owned subsidiary, as the Buyer, completed an Acquisition Agreement with Consolidated Apparel, Inc. (“Consolidated”) and Eugene Caiazzo (“Caiazzo”), the Sellers in the Agreement, providing for IHS' acquisition of  49.5% of  Consolidated’s shares owned by Caiazzo (the “September 1, 2021 Agreement).

December 13, 2021 Acquisition Agreement

(100% Acquisition/Rescission of September 1, 2021 Agreement)

On December 13, 2021, IHS completed an Acquisition Agreement with Consolidated  and Caiazzo, which rescinded the September 1, 2021 Agreement and provided for IHS’ acquisition of 100% of Consolidated  in return for the Seller’s consideration to the Buyer of 328,000 shares of our Convertible/Redeemable Series B par value $1.00 Preferred shares  to Caiazzo.  Further, the terms provide that: (a) Caiazzo shall remain as Consolidated’s President and manage Consolidated’s operations; (b) we will appoint Caiazzo as a member of our Board of Directors; (c) IHS and Caiazzo will complete an Employment Agreement providing for Caiazzo’s responsibilities as Consolidated’s President; (d) subject to negotiation between the Parties, we will grant Cashless stock options to Caiazzo.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	September 1, 2021 Acquisition Agreement (Previously filed with Form 8-K on 9/1/21)
10.2	December 13, 2021 Acquisition Agreement*
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2021

INTEGRATED CANNABIS SOLUTIONS, INC.

By:	/s/ Matt Dwyer
Matt Dwyer
Chief Executive Officer

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